UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017 (August 9, 2017)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2017, Vantiv, Inc., a Delaware corporation (“Vantiv”) issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by Vantiv to acquire the entire issued and to be issued shares of Worldpay Group plc, a public limited company registered in England and Wales (“Worldpay”), in a cash and stock transaction (the “Business Combination”). In connection with the Business Combination, (i) Vantiv, Vantiv UK Limited, a private limited company registered in England and Wales and a wholly owned subsidiary of Vantiv (“Vantiv UK”), and Worldpay entered into a Co-operation Agreement (the “Co-operation Agreement”), (ii) Vantiv, LLC, a Delaware limited liability company and a wholly owned subsidiary of Vantiv (“Vantiv LLC”), has entered into certain agreements (the “Financing Documents”) to amend that certain Amended and Restated Loan Agreement, dated as of October 14, 2016 (as further amended on August 7, 2017, the “Original Loan Agreement”), by and among Vantiv LLC, as borrower, the various lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders and the other agents party thereto, pursuant to which, subject to the conditions set forth therein, certain lenders have committed to provide an additional $3.085 billion in incremental term loan facilities and a revolving credit facility under the Original Loan Agreement for the benefit of Vantiv LLC and certain of its subsidiaries, (iii) Vantiv LLC has entered into that certain Bridge Commitment Letter, dated August 9, 2017 and that certain Bridge Fee Letter, dated August 9, 2017 with the lenders or agents party thereto (the “Bridge Lenders”), under which certain lenders have committed to make available to Vantiv LLC a new unsecured bridge loan facility in an amount up to $1.13 billion subject to the satisfaction of the conditions set forth therein and (iv) Vantiv LLC has entered into that certain Backstop Commitment Letter, dated August 9, 2017 and that certain Backstop Fee Letter, dated August 9, 2017 with Morgan Stanley Senior Funding, Inc. and the other commitment parties party thereto, under which certain lenders and agents are willing to make available to Vantiv LLC new backstop loan facilities, subject to the terms and conditions set forth therein.

Rule 2.7 Announcement

Pursuant to the Offer, for each Worldpay share, Worldpay shareholders will receive 55 pence in cash and 0.0672 of a new share of Class A common stock of Vantiv (“Vantiv Stock”) by means of a court-sanctioned scheme of arrangement (the “Scheme”) between Worldpay and Worldpay shareholders under the UK Companies Act of 2006, as amended (the “Companies Act”). The transaction values each Worldpay share at 397 pence based on Vantiv’s closing share price of $65.06 as of 5:00 p.m. on August 8, 2017, and an exchange rate of U.S. $1.2967:£1 on that date, representing an enterprise value of Worldpay of $12.0 billion. Vantiv and Worldpay shareholders would be expected to own approximately 57% and 43%, respectively, of all outstanding shares of Vantiv Stock upon closing of the Business Combination.

In addition, Worldpay shareholders would also be entitled to receive an interim dividend of 0.8 pence per share of Worldpay, which would be paid to Worldpay shareholders on September 29, 2017, and a special dividend of 4.2 pence per Worldpay ordinary share, which would be conditional on completion of the Business Combination and would be paid to Worldpay shareholders on the register of members of Worldpay at the scheme record time. Vantiv would also seek a secondary standard listing on the Main Market of the London Stock Exchange in relation to the new shares of Vantiv Stock following completion of the Business Combination. The Business Combination would also include a mix and match facility allowing Worldpay shareholders to elect, subject to offsetting elections, to vary the proportions in which they receive shares of Vantiv Stock and cash in respect of their holdings in Worldpay shares.

Following completion of the Business Combination, Cincinnati, Ohio will be the global and corporate headquarters of the combined company, and London, UK will be the combined company’s international headquarters.

Effective upon completion of the Business Combination, the combined company will amend its governance documents to adopt the “Worldpay” name.

Upon completion of the Business Combination, Charles Drucker will be the Executive Chairman and Co-Chief Executive Officer of the combined company, and reporting to Mr. Drucker will be Co-Chief Executive Officer Philip Jansen and Chief Financial Officer Stephanie Ferris. Additional members of the Combined Company’s executive team reporting to Mr. Drucker and Mr. Jansen will be announced at a later date. Also upon completion of the Business Combination, Sir Michael Rake, Worldpay’s current Chairman, will be the Lead Director of the combined company’s board of directors, and Jeffrey Stiefler, Vantiv’s current Chairman, will continue to serve as an independent director on the combined company’s board. At the effective time of the Business Combination, the board of directors of the combined company will consist of eight persons currently serving on the Vantiv board of directors (including Messrs. Drucker and Stiefler) and five persons currently serving on the Worldpay board of directors (including Mr. Jansen and Sir Michael Rake).

The Business Combination will be subject to conditions and certain further terms, including, among other things: (i) the approval of the Scheme by a majority in number of Worldpay shareholders also representing not less than 75% in value of the Worldpay shareholders, in each case present at the Worldpay shareholders’ meeting; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales; (iii) the Scheme becoming effective no later than March 31, 2018; (iv) the issuance of the new shares of Vantiv Stock to Worldpay shareholders in connection with the Business Combination being duly approved by the affirmative vote of the majority of the votes cast at the Vantiv stockholders meeting; and (v) the receipt of certain required antitrust, regulatory and other approvals. The conditions to the Business Combination are set out in full in the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Business Combination will be completed in the first quarter 2018.

Vantiv reserves the right, subject to the prior consent of the U.K. Panel on Takeovers and Mergers (the “Panel”) and the Co-operation Agreement, to elect to implement the Business Combination by way of a takeover offer (as such term is defined in the Companies Act).

Co-operation Agreement

On August 9, 2017, Vantiv, Vantiv UK, and Worldpay entered into the Co-operation Agreement, pursuant to which the parties agreed to jointly determine the strategy for obtaining the regulatory and other clearances necessary for, and satisfying the regulatory conditions to the Business Combination (the “Clearances”).

The parties agree to provide each other with such information and assistance as each may reasonably require for the purposes of obtaining all Clearances and making any submission, filing or notification to any regulatory authority.

Pursuant to the Co-operation Agreement, Vantiv is required to use all reasonable endeavors in order to obtain the Clearances as soon as reasonably practicable. However, neither Vantiv nor Vantiv UK is required to agree to any undertaking, commitment and/or assurance as a condition of obtaining any Clearance or divest, sell or otherwise dispose of any of its existing assets or businesses.

The Co-operation Agreement addresses certain other matters, as set forth therein.

Financing Documents

On October 14, 2016, Vantiv LLC entered into the Original Loan Agreement by and among Vantiv LLC and the lenders thereunder, effected pursuant to an amendment and restatement agreement, dated as of October 14, 2016, by and among Vantiv LLC, Vantiv Holding, LLC, a majority-owned subsidiary of Vantiv (“Vantiv Holding”), certain other subsidiaries of Vantiv LLC, as guarantors, JPMorgan Chase Bank, N.A. as the administrative agent (the “Administrative Agent”) and the other lenders party thereto, which governs Vantiv LLC’s existing $2.4 billion term A loans, $761 million term B loans and $650 million revolving credit facility. The Original Loan Agreement was further amended on August 7, 2017 to provide Vantiv LLC with commitments to fund an additional $1.270 billion seven-year term B loans, the proceeds of which will be used as described in the 8-K filed on August 7, 2017 (the Original Loan Agreement, as so amended, the “Existing Loan Agreement”).

On August 9, 2017, Vantiv LLC executed an amendment, dated August 9, 2017 (the “Incremental Amendment”), to the Existing Loan Agreement (as amended by the Incremental Amendment, the “Loan Agreement”) with various financial institutions and their affiliates. The Incremental Amendment provides Vantiv LLC with commitments to fund $1.605 billion of additional five-year term A loans, $1.129 billion of additional seven-year term B loans, and $350.0 million of additional revolving credit commitments. The proceeds of the commitments provided under the Incremental Amendment will be used to, among other things, provide the cash consideration for the Business Combination, to refinance existing debt of Worldpay, to pay fees and expenses in connection with the foregoing and for working capital and general corporate purposes. The obligations of the lenders party to the Incremental Amendment to provide the increased debt financing contemplated thereunder are subject to the consummation of the Business Combination and the customary “certain funds” conditions.

Borrowings under the Incremental Agreement will be subject to customary “certain funds” provisions consistent with the United Kingdom City Code on Takeovers and Mergers. Such provisions apply until the date that is the earlier of (i) March 31, 2018 or (ii) the date on which the scheme or offer under the United Kingdom City Code on Takeovers and Mergers with respect to the Business Combination has lapsed or been terminated or withdrawn (the “Certain Funds Period”). During the Certain Funds Period, if certain material events of default under the Loan Agreement occur, the commitments under the Incremental Amendment may be terminated.

Borrowings under the Loan Agreement will bear interest at a rate per annum equal to, at Vantiv LLC’s option, (i) the 1-week, 1, 2, 3 or 6 month, or, subject to availability, 12 month LIBOR rate plus a margin or (ii) a base rate plus a margin. With respect to its term A loans and its revolving credit loans, the margin added to LIBOR or the base rate will depend on Vantiv LLC’s leverage ratio from time to time.

The Loan Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Vantiv LLC and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Loan Agreement also requires Vantiv LLC to maintain for the benefit of the holders of the term A loans and revolving credit commitments only, a maximum leverage ratio of 5.50 to 1.00 prior to December 31, 2017, 4.75 to 1.00 on and after December 31, 2017 and 4.25 to 1.00 on and after December 31, 2018, and a minimum interest coverage ratio of 4.00 to 1.00 at all times.

If an event of default under the Loan Agreement occurs, the commitments under the Loan Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable, subject to limitations with regard to the rights of the holders of the term B loans in the event of a violation of the financial covenants described above.

In addition, on August 9, 2017, Vantiv LLC, Morgan Stanley Senior Funding, Inc. and/or an affiliate thereof (“Morgan Stanley”), as administrative agent for the Bridge Lenders, Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group (“MUFG”) entered into a Bridge Commitment Letter and that certain Bridge Fee Letter (together, the “Bridge Documents”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the lenders thereunder (the “Bridge Lenders”) agreed to provide an up to $1.13 billion bridge term loan facility for the benefit of Vantiv LLC and certain of its subsidiaries.

Pursuant to the Bridge Documents, to the extent funded, the bridge loans that will be made available will mature on the first anniversary of the initial funding thereof, which such initial funding will not occur until the closing of the Business Combination. If any bridge loans are not repaid on the maturity date (the “Rollover Date”), such bridge loans will be automatically converted into rollover senior unsecured term loans which mature on the seventh anniversary of the Rollover Date. At any time on or after the Rollover Date, Bridge Lenders may elect to exchange rollover senior unsecured term loans for exchange notes of Vantiv LLC.

Vantiv LLC will use the proceeds from the bridge loan to repay or redeem existing third party debt of Worldpay and pay transaction fees and expenses in connection with the Business Combination. Prior to the one-year maturity date thereof, the bridge term loans will bear interest at a rate per annum equal to, at Vantiv LLC’s option, the 1, 2, 3 or 6 month LIBOR rate, in each case, plus an increasing margin, and subject to a fixed rate interest cap. Any rollover unsecured term loans and exchange notes will bear interest at such fixed rate interest cap.

The credit agreements documenting the bridge loans and rollover senior unsecured term loans will each contain customary representations and warranties, events of default and covenants for transactions of this type. The indenture governing the exchange notes will contain customary events of default and covenants for transactions of this type.

Each lender under the Loan Agreement and each Bridge Lender and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or financial advisory transactions with Vantiv LLC and its affiliates in the ordinary course of business, including as underwriters in connection with certain outstanding debt securities of Vantiv LLC. Such lenders, Bridge Lenders and their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions.

JPMorgan Chase Bank, N.A. is administrative agent and collateral agent under the Loan Agreement.

In addition, on August 9, 2017, Vantiv LLC, MSSF, Credit Suisse, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group (“MUFG”; and, together with MSSF and Credit Suisse, the “Backstop Lenders”) entered into the Backstop Commitment Letter and that certain Backstop Fee Letter (collectively, the “Backstop Commitment Documents”), pursuant to which, subject to the conditions set forth therein, the Backstop Lenders agreed severally, and not jointly, to provide an up to $1.0 billion revolving credit facility, an up to $4.10 billion term A loan facility, and an up to $3.2 billion term B loan facility for the benefit of Vantiv LLC and certain of its subsidiaries. Pursuant to the terms of the Backstop Commitment Documents, the Backstop Lenders committed to (i) enter into a backstop credit agreement (the “Backstop Credit Agreement”) in the event that the Loan Agreement is not otherwise amended to effect certain changes thereto (the “Required Amendment”), and (ii) to make the committed amounts available under the Backstop Credit Agreement.

The commitments of the Backstop Lenders to enter into the Backstop Credit Agreement and provide the commitments thereunder expire upon the earliest of (i) the date of the consummation of Business Combination with or without the funding of any loans under the Backstop Credit Agreement, (ii) the date on which the incremental term loans under the Incremental Amendment are funded, (iii) the date of effectiveness of the Required Amendment, (iv) the valid termination of the Business Combination and (v) 11:59 p.m., New York City time, on March 31, 2018.

Other than with respect to certain economic terms described in the Backstop Commitment Documents, the terms of the Backstop Credit Agreement shall be no less favorable to Vantiv LLC than the terms in the Loan Agreement. Vantiv LLC will pay certain customary fees and expenses as described in the Backstop Commitment Documents.

The foregoing summaries of the Business Combination, the Rule 2.7 Announcement, the Co-operation Agreement, the Incremental Amendment, the Bridge Documents, the Backstop Commitment Documents, and the Business Combination contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, the full text of the Co-operation Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and the full text of the Incremental Amendment, the Bridge Commitment Letter, and the Backstop Commitment Letter, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2017, Vantiv issued a press release announcing its financial results for the second quarter ended June 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2017, Vantiv and Vantiv UK entered into the Financing Documents as described under Item 1.01 above. The description of the Financing Documents set forth in Item 1.01 above is hereby incorporated by reference.

Item 8.01.	Other Events.

On August 9, 2017, Vantiv issued a press release announcing the Rule 2.7 Announcement. The press release, filed as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by reference. In addition, on August 9, 2017, Vantiv issued an investor presentation in connection with the Business Combination. A copy of the investor presentation is furnished as Exhibit 99.3 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Rule 2.7 Announcement dated August 9, 2017

2.2	Co-operation Agreement, dated August 9, 2017, by and among Vantiv, Vantiv UK and Worldpay

10.1	Incremental Amendment, dated as of August 9, 2017, by and among Vantiv LLC and certain financial institutions party thereto as lenders

10.2	Bridge Commitment Letter, dated as of August 9, 2017, by and among Vantiv LLC and financial institutions party thereto as lenders

10.3	Backstop Commitment Letter, dated as of August 9, 2017, by and among Vantiv LLC financial institutions party thereto as lenders

99.1	Press Release, dated August 9, 2017, announcing earnings for second quarter ended June 30, 2017

99.2	Press Release, dated August 9, 2017, announcing Rule 2.7 Announcement

99.3	Investor Presentation dated August 9, 2017

Cautionary Statement Regarding Forward-Looking Statements

This current report contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this current report are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give Vantiv’s current expectations and projections relating to Vantiv’s financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “will,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this current report are based on assumptions that Vantiv has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors Vantiv believes are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond Vantiv’s control) and assumptions. Although Vantiv believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Vantiv’s actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in Vantiv’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) Vantiv’s ability to adapt to developments and change in Vantiv’s industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) Vantiv’s ability to expand its market share or enter new markets; (vi) Vantiv’s ability to identify and complete acquisitions, joint ventures and partnerships; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (viii) Vantiv’s ability to pass along fee increases; (ix) termination of sponsorship or clearing services; (x) loss of clients or referral partners; (xi) reductions in overall consumer, business and government spending; (xii) fraud by merchants or others; (xiii) a decline in the use of credit, debit or prepaid cards; (xiv) consolidation in the banking and retail industries; (xv) the effects of governmental regulation or changes in laws; (xvi) outcomes of future litigation or investigations; (xvii) uncertainties as to the timing of the Business Combination; (xviii) uncertainties as to whether the Business Combination will be completed; (xix) the possibility that stockholders or other third parties will file lawsuits challenging the Business Combination; (xx) potential operating costs, customer loss and business disruption occurring prior to completion of the Business Combination or if the Business Combination is not completed; (xxi) the effect of the announcement of the Business Combination on Vantiv’s business relationships, operating results and business generally; (xxii) the failure to satisfy conditions to completion of the Business Combination, including the receipt of all required regulatory approvals; and (xxiii) difficulty in retaining certain key employees as a result of the Business Combination. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, Vantiv’s actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect Vantiv’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vantiv’s periodic reports filed with the SEC, including Vantiv’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by Vantiv in this current report speaks only as of the date of this current report. Factors or events that could cause Vantiv’s actual results to differ may emerge from time to time, and it is not possible for Vantiv to predict all of them. Vantiv undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information

This current report may be deemed to be solicitation material in respect of the Business Combination, including the issuance of shares of Vantiv Stock in respect of the Business Combination. In connection with the foregoing proposed issuance of Vantiv Stock, Vantiv expects to file a proxy statement on Schedule 14A with the SEC. To the extent Vantiv effects the Business Combination as a Scheme of Arrangement under United Kingdom law, the issuance of Vantiv Stock in the Business Combination would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Vantiv determines to conduct the Business Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to Vantiv Stock that would be issued in the Business Combination. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VANTIV, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by Vantiv with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by Vantiv with the SEC at http://investors.vantiv.com/.

Participants in the Solicitation

Vantiv and its directors, officers and employees may be considered participants in the solicitation of proxies from Vantiv’s stockholders in respect of the Business Combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Vantiv’s stockholders in connection with the Business Combination, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information concerning the interests of Vantiv’s participants in the solicitation, which may, in some cases, be different than those of Vantiv’s stockholders generally, is set forth in the materials filed by Vantiv with the SEC, including in the proxy statement for Vantiv’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2017, as supplemented by other Vantiv filings with the SEC, and will be set forth in the proxy statement relating to the Business Combination when it becomes available.

No Profit Forecast

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Vantiv, Worldpay or the combined business of Vantiv and Worldpay following completion of the Business Combination, unless otherwise stated.

Disclosure Requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the U.S. Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Worldpay securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at http://www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: August 9, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Rule 2.7 Announcement dated August 9, 2017

2.2	Co-operation Agreement, dated August 9, 2017, by and among Vantiv, Vantiv UK and Worldpay

10.1	Incremental Amendment, dated as of August 9, 2017, by and among Vantiv LLC and certain financial institutions party thereto as lenders

10.2	Bridge Commitment Letter, dated as of August 9, 2017, by and among Vantiv LLC and financial institutions party thereto as lenders

10.3	Backstop Commitment Letter, dated as of August 9, 2017, by and among Vantiv LLC financial institutions party thereto as lenders

99.1	Press Release, dated August 9, 2017, announcing earnings for second quarter ended June 30, 2017

99.2	Press Release, dated August 9, 2017, announcing Rule 2.7 Announcement

99.3	Investor Presentation dated August 9, 2017